Exhibit 10.1

CAPITAL MANAGEMENT MAINTENANCE AGREEMENT

BETWEEN

PARTNERRE LTD.
(Pembroke, Bermuda)

AND

PARTNERRE IRELAND INSURANCE LIMITED (Dublin, Ireland)

AND

PARTNERRE HOLDINGS IRELAND LIMITED. (Dublin, Ireland)

This Capital Management Maintenance Agreement (“Agreement”), effective 27 July 2005, is entered into by and between PARTNERRE LTD. (“PRE”), a company incorporated under the laws of Bermuda, with its principal place of business located at Chesney House, 96 Pitts Bay Road, Pembroke HM 08 Bermuda, its subsidiary, PARTNERRE HOLDINGS IRELAND LIMITED, (the “Holding Company”) and the Holding Company’s subsidiary PARTNERRE IRELAND INSURANCE LIMITED. (“PRIIL”), an insurance company domiciled in Dublin, Ireland, with principal offices located at Ground Floor, 7 Exchange Place, IFSC, Dublin 1, Ireland

WITNESSETH:

     WHEREAS, PRE is the ultimate beneficial owner of 100% of the outstanding common stock of PRIIL;

     WHEREAS, Holding Company is the immediate owner of 100% of the outstanding common stock of PRIIL;

     WHEREAS, PRIIL has issued and intends to issue insurance contracts (“Contracts”) to third parties;

     WHEREAS, PRIIL depends, in part, on favorable consideration from insurance buyers, who place great emphasis on the financial solidity of insurers;

     WHEREAS, PRE wishes to provide certain assurances with respect to the maintenance of the net worth of PRIIL;

     WHEREAS, PRE and PRIIL desire to take certain actions to enhance and maintain the financial condition of PRIIL as hereinafter set forth in order to enable PRIIL to issue such Contracts; and

     WHEREAS, PRE, Holding Company and PRIIL are companies regulated in the public interest by governmental agencies in their respective domiciles;

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

     1. NET WORTH. PRE agrees that it shall financially support PRIIL as provided herein during the term of this Agreement, and each year thereafter in which this Agreement is in effect, to enable PRIIL to maintain surplus as regards policyholders equal to 200% of the minimum Solvency Margin (defined below) as calculated for the current calendar year in which this Agreement is in effect.

     2. ANNUAL CALCULATION. Prior to December 31st of each calendar year in which this Agreement is in effect, PRIIL shall calculate its surplus levels as regards policy holders (the “Annual Calculation”) and shall further calculate the solvency margin as required by the Irish Financial Services Regulatory Authority according to the rules set out by the European Communities (Non-Life Insurance) Framework Regulations, 1994 (S.I. No. 359 of 1994) (the “Solvency Margin”)

     In the event that the Annual Calculation is less than 200% of the Solvency Margin, PRE or one of its designated subsidiaries within the PartnerRe Group shall make a contribution (“Contribution”) to the Holding Company’s capital to the extent necessary to increase PRIIL’s surplus as provided in Article 1 herein. PRE or such designated subsidiary will make such Contribution within ninety (90) days after the determination that the Annual Calculation is less than 200% of the Solvency Margin and proper notice has been provided to PRE.

     3. CONSIDERATION. In consideration for any Contribution made by PRE or one of its designated subsidiaries (hereinafter to referred as the “Contributing Party”) under Article 2 herein, the Holding Company shall issue to such Contributing Party, at the time such Contribution is made, shares of its common stock which shall be equal in value to such Contribution made, subject to the appropriate approval from the Holding Company’s Board of Directors and Shareholders as applicable.

     The shares of common stock issued by the Holding Company in consideration for any Contribution made, shall be valued at the fair market value of the Holding Company at the time such Contribution is made.

     4. AGGREGATE LIMIT. The sum of all Contributions made by PRE or any of its designated subsidiaries under this Agreement shall in aggregate not exceed a total of $100 million during the entire period in which this Agreement is in effect.

     5. WAIVERS. PRE hereby waives any failure or delay on the part of PRIIL or the Holding Company in asserting or enforcing any of its rights or in making any claims or demands hereunder.

     6. TERMINATION; AMENDMENT. Notwithstanding any provision to the contrary pursuant to this Agreement, this Agreement shall continue in full force and effect until the earlier of: (i) mutual agreement is reached between the parties to terminate the Agreement; (ii) PRE or any of its designated subsidiaries contributes to PRIIL the full Aggregate Limit as provided in Article 4 herein; or (iii) PRE terminates this Agreement immediately upon written notice to the Holding Company and PRIIL in the event of the sale or transfer of a majority of either the Holding Company or PRIIL’s stock to an entity not affiliated with PRE.

     This Agreement may be amended at any time by written amendment or agreement signed by all of the parties hereto.

     In the event PRE decides to either amend or terminate this Agreement as provided herein, PRE shall provide written notice to the Holding Company’s and PRIIL’s Compliance Manager within ten (10) days, at the address set forth below:

     7. NOTICES. Any notice, instruction, request, consent, demand, or other communication required or contemplated by this Agreement shall be communicated in writing, and addressed as follows:

If to PRE :	PartnerRe Ltd.
Chesney House
96 Pitts Bay Road
Pembroke HM 08
Bermuda

If to PRIIL /	PartnerRe Ireland Insurance Limited
Holding Company	Ground Floor
7 Exchange Place
IFSC
Dublin 1, Ireland

     8. ARBITRATION. All unresolved differences of opinion or all and any disputes between PRE, Holding Company and PRIIL including its formation and validity, shall be submitted to arbitration. The seat of the arbitration shall be Bermuda. The governing law of the arbitration shall be Bermuda. The arbitration shall be conducted in accordance with The Bermuda International Conciliation and Arbitration Act 1993.

     In the event that the parties cannot agree on the appointment of arbitrators, who shall be persons with not less than ten years' experience of insurance or reinsurance as persons engaged in the industry itself (including those who have retired) or as lawyers or other professional advisers, the arbitrators shall be appointed by the nominating committee for the time being of the Chartered Institute of Arbitrators Bermuda Branch.

9. GOVERNING LAW. This Agreement shall be governed by the laws of Bermuda.

PartnerRe Ltd.

By:

Name:

Title:

PartnerRe Ireland Insurance Limited

By:

Name:

Title:

PartnerRe Holdings Ireland Limited.

By:

Name:

Title:

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